PROMISSORY NOTE

$25,000,000.00 July 19, 2010

FOR VALUE RECEIVED, GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership, G&E HC REIT II LACOMBE MOB, LLC, a Delaware limited liability company, and G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company (together with each other party which becomes a borrower under the Credit Agreement [as defined below], individually and collectively, as the context so requires, the “Borrower”) hereby promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, and each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”) under that certain Credit Agreement (defined below) among Borrower, Bank of America, N.A., a national banking association, as administrative agent (together with any and all of its successors and assigns, the "Administrative Agent”) for the benefit of the Lenders from time to time a party to that certain Credit Agreement (the “Credit Agreement”) of even date herewith, without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office (as defined in the Credit Agreement), the principal sum of TWENTY FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided. All capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Credit Agreement.

1. Note; Interest; Payment Schedule and Maturity Date. This Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and subject to prepayment in whole or part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Credit Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Credit Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Credit Agreement.

2. Security; Loan Documents. The security for this Note includes the Mortgages encumbering the Borrowing Base Properties. This Note, the Mortgages, the Credit Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document” and together the “Loan Documents”.

3. Defaults.

(a) It shall be a Default (an “Event of Default”) under this Note and each of the other Loan Documents if (i) any amount of interest on or principal of any Loan or fee due under this Note or any other Loan Document is not paid in full within five (5) days of when due, regardless of how such amount may have become due (provided, however, there shall be no five (5) day grace period for amounts due at maturity or upon acceleration of the Loan); (ii) within five (5) days after the same becomes due, any other amount payable under this Note or any other Loan Document is not paid in full; (iii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept in all material respects; or (iv) there shall occur any default or event of default under the Credit Agreement, the Mortgages or any other Loan Document. Upon the occurrence of an Event of Default, the Administrative Agent on behalf of the Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b) All of the rights, remedies, powers and privileges (together, “Rights”) of the Administrative Agent on behalf of the Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the Administrative Agent or the Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by the Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the Administrative Agent or the Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

(c) If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if the Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then the Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to the Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable attorneys’ fees actually incurred and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against the Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder. Any judgment on this Note shall bear interest at the highest rate allowed by applicable law.

4. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit the Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As further provided in the Credit Agreement, a Lender may, at any time, sell, transfer or assign all or a portion of its interest in this Note, the Mortgage and the other Loan Documents, as set forth in the Credit Agreement.

5. General Provisions. Time is of the essence with respect to the Borrower’s obligations under this Note. If more than one person or entity executes this Note as the Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. The Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither the Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against the Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in the first paragraph of Page 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by the Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against the Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE SHALL TAKE EFFECT AS A SEALED INSTRUMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY ILLINOIS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

6. Notices. Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with the Credit Agreement.

7. No Usury. It is expressly stipulated and agreed to be the intent of the Borrower, the Administrative Agent and all the Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section 7 shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by applicable Law, then it is the Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by the Administrative Agent or any Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan (the "Maximum Rate”) for so long as the Loan is outstanding. The Lender may, in determining the Maximum Rate, take advantage of: (i) the rate of interest permitted by applicable Illinois law and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule, or regulation on effect from time to time, available to the Lender which exempts the Lender from any limit upon the rate of interest it may charge or grants to the Lender the right to charge a higher rate of interest than that allowed otherwise.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
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[SIGNATURE PAGES FOLLOW]IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

BORROWER:

GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP,

a Delaware limited partnership

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
G&E HC REIT II PARKWAY MEDICAL CENTER, LLC,

a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP,

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer